Exhibit 99.1

LGBTQ Loyalty announces Deborah Fuhr to join board of directors

December 02, 2021 08:00 ET | Source: LGBTQ Loyalty Holdings, Inc.

The ETF industry leader will join the company in expanding its mission to raise minority voices in investing and corporate America

WILTON MANORS, Fla., Dec. 02, 2021 (GLOBE NEWSWIRE) — LGBTQ Loyalty Holdings, Inc. (OTC PINK: LFAP) (“LGBTQ Loyalty”) (“the Company”), a diversity- and inclusion-driven financial methodology and data company, is pleased to announce the addition of ETF industry leader Deborah Fuhr to the board of directors.

“On behalf of the board of directors, it’s exciting to have Deborah join. She has asserted herself as a leader in ETF dialogue, research, trends and media globally,” said Bobby Blair, CEO of LGBTQ Loyalty Holdings. “We look forward to joining forces with Deborah to propel our Advancing Equality mission even further.”

Deborah holds many positions across the ETF space, as the owner, managing partner and founder of ETFGI, an independent research and consultancy firm covering all the products, issuers, exchanges, and trends in the global ETFs and ETPs industry. She is also co-founder and editorial director of ETF TV, founder and board member of Women in ETFs Inc, the first women’s group for the ETF industry, and founder, board member and co-president of Women in ETFs EMEA.

“I am excited to be joining the board of LGBTQ Loyalty Holdings to help raise awareness of the need to and benefits of supporting diversity of all types in boardrooms, executive teams, and product offerings —not just the diversity you can see,” said Fuhr.

With an extensive background in the ETF and finance industry, as well as an ongoing commitment to female empowerment and minority groups, the addition of Deborah to the board of directors provides a strong foundation for championing the company’s mission and vision to advance equality in the LGBTQ community and beyond.

About LGBTQ Loyalty Holdings, Inc.

LGBTQ Loyalty is a diversity- and inclusion-driven financial methodology and data company that quantifies corporate equality alignment with the LGBTQ community and minority interest groups. The Company has benchmarked the first-ever U.S. Loyalty Preference Index, which it believes empowers the LGBTQ community to express their preferences for the nation’s high-performing corporations most dedicated to advancing equality. The Loyalty Preference Index, branded as LGBTQ100 ESG Index, is an environmental, social and governance (ESG) index, offering an added perspective for those seeking to align with equality-driven, ESG-responsible corporations. LGBTQ Loyalty’s leadership includes seasoned authorities in the financial industry and LGBTQ community. For more information, please visit www.lgbtqloyalty.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of LGBTQ Loyalty Holdings.

Safe Harbor: This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company’s current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company’s business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission at www.sec.gov and OTC Markets, Inc. https://www.otcmarkets.com OTC Disclosure and News Service. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.

MEDIA CONTACT:
Sam Marinelli
Gregory FCA for LGBTQ Loyalty Holdings
LGBTQL@gregoryfca.com
610-246-9928

INVESTOR RELATIONS CONTACT:
Larry Roan
Executive director of Advancing Equality Preference, Inc.
Board member of LGBTQ Loyalty
IR@lgbtql.com